UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-730430	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda
(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On December 17, 2020, the Board of Directors (the “Board”) of Kiniksa Pharmaceuticals, Ltd. (the “Company”) appointed Mark Ragosa as the Company’s VP, Interim Chief Financial Officer, assuming the role of principal financial officer from Michael Megna, who will continue to serve in his role as the Company’s VP, Finance and Chief Accounting Officer and principal accounting officer.

Mr. Ragosa, 46, has served as the Company’s VP, Investor Relations and Finance since May 2020 and prior to that served as the Company’s VP, Investor Relations since May 2018.  In these roles Mr. Ragosa oversaw the development and execution of the Company’s strategic investor-relations plan aligned with the Company’s long-term goals and contributed to the Company’s capital raise strategy. Prior to that, Mr. Ragosa served as Director, Investor Relations from February 2018 to May 2018 and Associate Director from September 2016 to February 2018 at Ironwood Pharmaceuticals Inc, a biotechnology company (“Ironwood”), where he managed relationships with investors and analysts and served as an external spokesperson.  Prior to joining Ironwood, Mr. Ragosa served as a VP within the equities division at Goldman Sachs Group, Inc. from March 2012 to June 2016 where, among other things, he facilitated capital raises for private and public companies and conducted financial analyses.  Prior to that Mr. Ragosa held roles within the equities divisions at Morgan Stanley and Banc of America Securities. Mr. Ragosa received his bachelor’s degree in History and Government at Bowdoin College and is a Chartered Financial Analyst.

In connection with his appointment, the Compensation Committee of the Board approved an increase in Mr. Ragosa’s annual salary for 2021 to $313,088.

Departure of Named Executive Officer

On December 16, 2020, Qasim Rizvi, the Company’s SVP of Operations and Chief Commercial Officer, informed the Company that he plans to resign from his position after a transition period ending in January 2021 to assume the position of Chief Executive Officer of a biotechnology company based in Cambridge, Massachusetts.

Ross Moat, the Company’s VP and General Manager of the Rilonacept Franchise, who has been leading the rilonacept launch readiness activities, will continue to focus on commercialization plans for rilonacept in recurrent pericarditis, for which the U.S. Food and Drug Administration (“FDA”) has accepted the Company’s supplemental Biologics License Application (“sBLA”) for recurrent pericarditis and granted priority review with an assigned Prescription Drug User Fee Act (“PDUFA”) goal date of March 21, 2021. Mr. Moat joined the Company in June 2019 and will be responsible for leading the Company’s operations for rilonacept, if approved. Prior to joining Kiniksa, Mr. Moat served as VP, EMEA Marketing and Commercial Operations from May 2018 to June 2019 at AveXis, Inc., a Novartis AG company, where he led launch readiness planning and execution. Prior to that, Mr. Moat served as Executive Director, EU Genetic Diagnostic Strategy from July 2017 to February 2018 at Spark Therapeutics, Inc. (“Spark”) where he built a pre-launch field-facing team in sequential launch markets. Prior to joining Spark, Mr. Moat served as Senior Director, Commercial  & Marketing Lead, EMEA from August 2015 to June 2017 at Alexion Pharmaceuticals Inc., where he developed the EMEA strategic and operational commercial plans for the metabolic business unit. Prior to that, Mr. Moat held various roles with increasing responsibilities at Synageva BioPharma Corp. and ProStrakan Inc.  Mr. Moat received his bachelor’s degree in Business Management at Middlesex University in London.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: December 22, 2020	By:	/s/ Thomas Beetham
Thomas Beetham
Executive Vice President, Chief Legal Officer